Wengryn, Hughan & Co., Inc.
Certified Public Accountants                          Manorview Office Building
                                              2025 Greentree Road, Second Floor
                                                           Pittsburgh, PA 15220
                                                                 (412) 344-7700
                                                             Fax (412) 344-7801

                       INDEPENDENT AUDITORS' REPORT



To the Board of Directors of Advanced Telecomm of Pittsburgh and Affiliates

We have audited the accompanying combined balance sheet of Advanced Telecomm of Pittsburgh and Affiliates as of December 31, 1995, and the related combined statement of income, retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Advanced Telecomm of Pittsburgh and Affiliates as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Wengryn, Hughan & Co., Inc.

Wengryn, Hughan & Co., Inc.
Certified Public Accountants

Pittsburgh, PA
April 15, 1996
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                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------

                            COMBINED BALANCE SHEET
                               DECEMBER 31, 1995

                                    ASSETS
CURRENT ASSETS
      Cash                                                              $   160,299
      Receivables - Trade (Note 2)                                        3,353,721
      Receivables - Related Party (Note 3)                                1,611,826
      Inventory (Note 2 and 4)                                            2,206,902
      Due From Affiliates                                                 3,745,057
      Other Current Assets                                                   41,480
                                                                        -----------

            Total Current Assets                                         11,119,285

PROPERTY AND EQUIPMENT
      Land                                                                  249,466
      Furniture, Fixtures, Equipment                                        548,959
      Leasehold Improvements                                                579,828
      Vehicles                                                              454,056
      Computer Equipment                                                     80,542
                                                                        -----------
                                                                          1,912,851
      Less:  Accumulated Depreciation                                      (802,285)
                                                                        -----------

            Total Property and Equipment                                  1,110,566

OTHER ASSETS
      Goodwill, Net                                                         178,500
      Security Deposits                                                      61,087
      Organizational Costs, Net                                                 133
                                                                        -----------

            Total Other Assets                                              239,720
                                                                        -----------



            Total Assets                                                $12,469,571
                                                                        ===========

The accompanying notes are an integral part of these financial statements.



                              LIABILITIES
CURRENT LIABILITIES
      Notes Payable - Revolving Credit Line (Note 5)                    $ 2,128,152
      Current Portion of Long-Term Debt                                     394,084
      Notes Payable - Other (Note 6)                                         86,926
      Accounts Payable - Trade                                            4,790,217
      Accrued Expenses                                                       61,021
      Customer Deposits                                                     108,799
                                                                        -----------

            Total Current Liabilities                                     7,569,199

LONG-TERM DEBT (Note 7)                                                   1,524,247
      Less:  Current Portion                                               (394,084)
                                                                        -----------

            Total Long-Term Debt                                          1,130,163

SHAREHOLDERS' SENIOR SUBORDINATED DEBT (Note 8)                           1,789,524

Commitments and Contingencies
      (Notes 1, 2, 5, 6, 7, 8, 9, 10, 11, 12, and 13)


                         SHAREHOLDERS' EQUITY
COMMON STOCK

      Advanced Telecomm of Pittsburgh - $1.00 Par Value, 1,000 Shares
          Authorized, 200 Shares Issued and Outstanding                         200
      Advanced Telecomm of Washington, D.C., Inc. - $1.00 Par Value,
          1,000 Shares Authorized, 200 Shares Issued and Outstanding            200
      Advanced Telecomm of Maryland, Inc. - $1.00 Stated Value,
          10,000 Shares Authorized, 200 Shares Issued and Outstanding           200
      Advanced Telecomm of Butler, Inc. - $1.00 Stated Value, 10,000
          Shares Authorized, 200 Shares Issued and Outstanding                  200
      Advanced Telecomm of Nevada, Inc. - $1.00 Stated Value, 10,000
          Shares Authorized 200 Shares Issued and Outstanding                   200

ACCUMULATED EARNINGS                                                      1,979,685
                                                                        -----------
      Total Equity                                                        1,980,685
                                                                        -----------



          Total Liabilities and Shareholders' Equity                    $12,469,571
                                                                        ===========

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


                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                             AND AFFILIATES
                             --------------

                   COMBINED STATEMENT OF INCOME AND EXPENSES
                     FOR THE YEAR ENDED DECEMBER 31, 1995

SALES                                                                      Percent of
                                                        Amount               Sales
                                                     ------------          ----------
      Cellular Sales                                 $ 22,545,654            68.8 %
      Interconnect Sales                                9,888,177            30.2 %
      Other Revenue                                       358,643             1.0 %
                                                     ------------           -------
            Total Sales                                32,792,474           100.0 %

      Less: Cost of Sales                             (14,908,104)          (45.5)%
                                                     ------------           -------

            Gross Profit                               17,884,370            54.5 %

GENERAL ADMINISTRATIVE EXPENSES

      Salaries                                          9,262,810            28.3 %
      Rent                                              1,592,210             4.9 %
      Advertising                                       1,162,346             3.5 %

      Payroll Taxes                                       840,416             2.6 %
      Office Expenses                                     853,931             2.6 %
      Utilities                                           616,515             1.8 %

      Other Administrative Expenses                       386,976             1.3 %
      Contract Labor                                      141,872              .4 %
      Automobile Expense                                  200,760              .6 %

      Employee Benefits                                    45,065              .1 %
      Insurance                                           256,144              .8 %
      Interest Expense                                    396,087             1.2 %

      Depreciation and Amortization                       265,046              .8 %
                                                     ------------           -------

            Total General and
              Administrative Expenses                  16,020,178            48.9 %
                                                     ------------           -------

            Net Income (Note 2)                      $  1,864,192             5.6 %
                                                     ============           =======

The accompanying notes are an integral part of these financial statements.

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                       ADVANCED TELECOMM OF PITTSBURGH
                       -------------------------------
                                AND AFFILIATES
                                --------------

                  COMBINED STATEMENT OF ACCUMULATED EARNINGS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

Accumulated Earnings - January 1, 1995                                 $ 1,277,758

      Net Income                                                         1,864,192

      Distributions to Shareholders                                     (1,162,265)
                                                                       -----------


Accumulated Earnings - December 31, 1995                               $ 1,979,685
                                                                       ===========


The accompanying notes are an integral part of these financial statements.

                       ADVANCED TELECOMM OF PITTSBURGH
                       -------------------------------
                               AND AFFILIATES
                               --------------

                       COMBINED STATEMENT OF CASH FLOWS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

CASH FLOWS FROM OPERATING ACTIVITIES
      Net Income                                                       $ 1,864,192
      Noncash Items Included in Net Income
           Depreciation and Amortization                                   265,046
           Net Loss on Sale of Equipment                                     5,235
           Changes in:
                Accounts Receivable                                        149,137
                Inventories                                               (139,781)
                Due From Affiliate                                      (1,810,858)
                Accounts Payable                                           841,515
                Accrued Expenses                                          (934,970)
                Customer Deposits                                            4,490
                Other Assets                                               259,223
                Security Deposits                                           (5,242)
                                                                       -----------

           Net Cash Provided By Operating Activities                       497,987

CASH FLOWS FROM INVESTING ACTIVITIES
      Proceeds from Sale of Equipment                                       38,731
      Purchase of Equipment                                               (897,928)
      Acquisition of Goodwill                                             (210,000)
                                                                       -----------

           Net Cash Used for Investing Activities                       (1,069,197)

CASH FLOWS FROM FINANCING ACTIVITIES
      Payments on Notes Payable                                           (341,902)
      Proceeds from Notes Payable Borrowing                              1,660,750
      Net Proceeds from Advance Lease Funding lines                        847,237
      Net Proceeds from Line of Credit Borrowings                           86,926
      Net Payments on Subordinated Debt                                   (680,535)
      Distributions to Shareholders                                     (1,162,265)
      Net Proceeds from Stock Issuance                                         400
                                                                       -----------

           Net Cash Provided by Financing Activities                       410,611
                                                                       -----------

DECREASE IN CASH                                                          (160,599)

CASH - JANUARY 1, 1995                                                     320,898
                                                                       -----------

CASH - DECEMBER 31, 1995                                               $   160,299
                                                                       ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
      Interest Paid                                                    $   396,087

The accompanying notes are an integral part of these financial statements.

                                    5
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                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                             AND AFFILIATES
                             --------------
                      NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1995

NOTE 1 - BASIS OF PRESENTATION

Advanced Telecomm of Pittsburgh and Affiliates (the Company) are engaged in the selling, installation, and servicing of communications equipment in the Mid Atlantic region. All companies share common ownership with the same shareholders. Advanced Telecomm of Pittsburgh, formerly Advanced Telecomm Company, a general partnership, began business on January 5, 1985. Effective January 1, 1990, the partnership incorporated and transferred all of its assets and liabilities to Advanced Telecomm of Pittsburgh, Inc. pursuant to
Section 351 of the Internal Revenue Code. Effective December 31, 1993, Advanced Telecomm of Pittsburgh, Inc. merged with and into Advanced Telecomm of Pittsburgh, a business trust organized under and in accordance with Chapter 95 of Title 15 of the Pennsylvania Consolidated Statutes. The other related companies (Advanced Telecomm of Washington, D.C., Inc., Advanced Telecomm of Maryland, Inc., and Advanced Telecomm of Butler, Inc.) were originally incorporated between the dates of March 9, 1990 and September 5, 1991. Advanced Telecomm of Nevada, Inc., a Nevada corporation, was incorporated on December 29, 1995. Advanced Telecomm, Inc., ATI Communications, Inc., and Advanced Telecomm of Delaware, Inc., which are also commonly controlled companies, are not included in the financial statements. These companies ultimately will not have common management and a combined presentation would not likely be more meaningful to the users of these statements.

Effective March 31, 1995, the Company acquired certain assets of Cellular Services of Washington, Inc. The total purchase price was $450,000 which included a $175,000 payment at closing and the remaining balance due was financed by a promissory note due in three monthly installments through June 1995. The Company also assumed certain office space and office equipment operating leases.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash Equivalents - For purposes of the statement of cash flows, the Company
----------------
considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable - Accounts receivable are written-off when deemed to be
-------------------
uncollectible.  No allowance for doubtful accounts is deemed necessary.

Inventory - Inventory is stated at the lower of cost or market value.  Cost
---------
is determined using the first-in, first-out (FIFO) method.

Property, Equipment, and Depreciation - Property and equipment are stated
-------------------------------------
at cost. Depreciation for financial statement and income tax purposes is computed by use of the MACRS method. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation charges for all property and equipment were $265,046 for the year ended December 31, 1995.

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

                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                             AND AFFILIATES
                             --------------
                      NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1995


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Taxes on Income - Effective January 1, 1990, Advanced Telecomm of Pittsburgh
---------------
and Affiliates, with the consent of its shareholders, have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's taxable income.

Concentrations of Credit Risk - The Company sells and services communications
-----------------------------
equipment in the Mid Atlantic region. The Company extends credit to customers located within the Mid Atlantic region.


NOTE 3 - RECEIVABLES - RELATED PARTY

At December 31, 1995, accounts receivable from related parties represent amounts receivable from officers/shareholders. The balance is non-interest bearing and due on demand.


NOTE 4 - INVENTORY

Inventory at December 31, 1995 consists of the following:

      Telephone Systems and Peripherals                 $1,336,867

      Cellular Telephones and Accessories                  870,035
                                                        ----------

           Total                                        $2,206,902
                                                        ==========

NOTE 5 - NOTES PAYABLE-REVOLVING CREDIT LINE

      Revolving Credit Line as of December 31, 1995     $2,128,152

During 1993, the Company obtained a revolving credit line from S & T Bank.
The revolving line has an interest rate of prime plus one and one-half percent. Borrowings are limited to the lesser of $3,500,000 or the sum of the lesser of $3,300,000 or eighty-five percent of qualified accounts receivable (as fully described in the Loan and Security Agreement) plus the lesser of $200,000 or 125% of the Eligible Securities provided by the shareholders as additional collateral. Interest is payable monthly and all unpaid principal advances will be due on March 29, 1996, the date on which the Loan and Security Agreement expires. See also Note 13 - Subsequent Events.
                                    7
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                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                             AND AFFILIATES
                             --------------
                      NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1995


NOTE 6 - NOTES PAYABLE-OTHER

The Company's Notes Payable-Other are to equipment leasing vendors under Advance Lease Funding Program Agreements. This program offers lease financing to the Company's interconnect customers. The following is a summary of the Notes Payable as of December 31, 1995:

      Advance Lease Funding Program Agreement with Aloha
      Leasing, a division of the Bennett Funding Group,
      Inc., $100,000 maximum, interest on the unused portion
      of the advances at prime plus two (2) percent, due on
      demand.                                                    $13,317

      Prepayment of Purchase Agreement with Norwest Financial
      Leasing, Inc., $100,000 maximum, interest on the unused
      advances at prime plus one (1) percent, due on demand.      73,609
                                                                 -------

                                                                 $86,926
                                                                 =======

NOTE 7 - LONG-TERM DEBT

The Company's long-term debt consists of the following as of December 31, 1995:

      Automobile installment loans, payable in equal
      monthly installments totalling $10,071 with
      various maturity dates through June 15, 1999,
      interest rates ranging from 1.90% through 14.00%,
      secured by vehicles                                     $  210,253

      Capital lease obligation, payable in equal monthly
      installments of $568, maturity date 8/1/98, interest
      rate at 12.95%, secured by computer equipment               13,994

      Term loan from S & T Bank, payable in sixty
      monthly installments of $25,000 plus interest at
      prime plus one percent, secured by the Company's
      assets and by the shareholders' personal guarantees      1,300,000
                                                              ----------

                                                              $1,524,247
                                                              ==========

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                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                             AND AFFILIATES
                             --------------
                      NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1995


NOTE 7 - LONG-TERM DEBT (CONTINUED)

The following is a summary of principal maturities of long-term debt during the next five years:

                    1996                    $  394,084
                    1997                       381,066
                    1998                       345,307
                    1999                       303,790
                    2000                       100,000
                                            ----------
                                            $1,524,247
                                            ==========

NOTE 8 - SHAREHOLDERS' SENIOR SUBORDINATED DEBT

       Unsecured senior subordinated debt agreements with a
       related partnership and the shareholders.  Interest is
       payable monthly on unpaid principal balance at 12% per
       annum.  However, the debt holders have agreed to waive
       the interest bearing provision of the note.  The
       principal balance is due on December 31, 2002.            $1,789,524
                                                                 ==========

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company is currently involved in various legal actions arising from the normal course of business transactions. Management believes that the actions will not result in any material liability to the Company. Accordingly, no provision has been recorded for potential losses.


NOTE 10 - OPERATING & RENTAL LEASES

The Company leases office furniture, equipment, and facilities under non-cancelable primary operating leases with right to sublease expiring at various dates through 2003. Generally, the leases provide for renewal for various periods at the then fair rental value.

At December 31, 1995, future minimum lease payments for the next five years were as follows:

                    1996                    $1,290,607
                    1997                     1,198,020
                    1998                       813,850
                    1999                       680,070
                    2000                       477,855

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                     ADVANCED TELECOMM OF PITTSBURGH
                     -------------------------------
                            AND AFFILIATES
                            --------------
                      NOTES TO FINANCIAL STATEMENTS
                            DECEMBER 31, 1995


NOTE 11 - PROFIT SHARING RETIREMENT PLAN

Effective April 1, 1995, the Company adopted a qualified 401(K) employee profit sharing plan for the benefit of all employees who have attained 21 years of age and completed one year of service. Under the plan, each participant may contribute up to 15% of his compensation to this plan. The Company has a discretionary matching contribution. Company contributions to the plan amounted to $13,000 for 1995.


NOTE 12 - RELATED PARTY TRANSACTIONS

Advanced Telecomm of Pittsburgh rents the Bethel Park Office and Warehouse facility from a real estate partnership owned by the shareholders. On January 1, 1993, the Company entered into a noncancelable ten (10) year lease. Effective May 1, 1995, the monthly rent increased from $9,746 to $10,262. The Company recognized $121,080 in rent expense for 1995 as per the lease agreement.


NOTE 13 - SUBSEQUENT EVENTS

On March 1, 1996, the Company obtained a revolving loan note and term note from CoreStates Bank. The revolving loan has an interest rate of CoreStates Bank's National Commercial Rate plus one and one-quarter percent (1.25%). Borrowings are limited to the lesser of $5,000,000 or eighty percent of qualified accounts receivable as fully described in the Loan and Security Agreement. Interest is payable monthly and all unpaid principal advances will be due on June 30, 1997 the date on which the Loan and Security Agreement expires.

The term note had an original principal balance of $1,350,000. The term note has an interest rate of nine and eighty-five hundredths percent (9.85%) and is payable in sixty monthly payments of $22,500 plus interest beginning April 1, 1996. The term note matures on March 1, 2001.


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